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                                                                    EXHIBIT 23.5

July 10, 2007

E-House (China) Holdings Limited
17/F, Merchandise Harvest Building (East)
No. 333 North Chengdu Road
Shanghai, PRC 200041
People's Republic of China

Ladies and Gentlemen:

      Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of E-House (China) Holdings Limited (the "Company"), effective immediately upon the effectiveness of the Company's registration statement on Form F-1 originally filed by the Company on July 10, 2007 with the Securities and Exchange Commission.

                                                       Sincerely yours,

                                                       /s/ Charles Chao
                                                       -----------------------
                                                       Charles Chao